                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM T-1

                        STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939 OF
             A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
            A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                            CHEMICAL BANK
          (Exact name of trustee as specified in its charter)

New York                                   13-4994650
(State of incorporation                    (I.R.S. employer
if not a national bank)                    indentification No.)

                 270 Park Avenue, New York, New York  10017
                  (Address of principal executive offices)
                                 (Zip Code)

                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                             Tel: (212)270-2611
          (Name, address and telephone number of agent for service)

                       Dillard Department Stores, Inc.
             (Exact name of obligor as specified in its charter)

Delaware                                   71-0388071
(State or other jurisdiction of            (I.R.S. employer
incorporation or organization)             identification No.)

              1600 Cantrell Road, Little Rock, Arkansas  72201
                  (Address of principal executive offices)
                                 (Zip Code)

                               Debt Securities
                     (Title of the indenture securities)

                                   GENERAL

Item 1. General Information

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

           New York State Banking Department, State House,
           Albany, New York 12110.

           Board of Governors of the Federal Reserve System,
           Washington, D.C., 20551

           Federal Reserve Bank of New York, Districk No. 2, 33
           Liberty Street, New York, N.Y.

           Federal Deposit Insurance Corporation, Washington,
           D.C., 20429.

      (b) Whether it is authorized to exercise corporate trust powers.

           Yes.

Item 2. Affiliations with the Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 16. List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

      5. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8. Not applicable.

      9. Not applicable.

                                  SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of November 1995.

                                CHEMICAL BANK

                                By   /s/ Thomas J. Foley
                                      Thomas J. Foley
                                      Vice President

                        Exhibit 7 to Form T-1

                          Bank Call Notice

                        RESERVE DISTRICT NO. 2
                 CONSOLIDATED REPORT OF CONDITION OF

                             Chemical Bank
              of 270 Park Avenue, New York, New York 10017
                   and Foreign and Domestic Subsidiaries,
                 a member of the Federal Reserve System,

               at the close of business June 30, 1995, in accordance with a call made by the Federal Reserve Bank of this
       District pursuant to the provisions of the Federal Reserve Act.


                                                         Dollar Amounts
              ASSETS                                       in Millions

Cash and balances due from depository institutions:
    Noninterest -bearing balances and
    currency and coin                                          $5,573
    Interest-bearing balances                                   2,681
Securities:
Held to maturity securities                                     6,027
Available for sale securities                                  18,304
Federal Funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBF's:
    Federal funds sold                                          1,516
    Securities purchased under agreements to resell               287
Loans and lease financing receivables:
    Loans and leases, net of unearned income     $73,829
    Less: Allowance for loan and lease losses      1,885
    Less: Allocated transfer risk reserve            104
    Loans and leases, net of unearned income,
    allowance, and reserve                                     71,840
Trading assets                                                 25,315
Premises and fixed assets (including capitalized
    leases)                                                     1,395
Other real estate owned                                            69
Investments in unconsolidated subsidiaries and
    associated companies                                          158
Customer's liability to this bank on acceptances
    outstanding                                                 1,120
Intangible assets                                                 484
Other assets                                                    7,254

TOTAL ASSETS                                                 $142,023

                 LIABILITIES

Deposits
    In domestic offices                                       $46,128
    Noninterest-bearing                          $16,282
    Interest-bearing                              29,846
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's                                                  30,833
    Noninterest-bearing                             $199
    Interest-bearing                              30,634

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBF's
    Federal funds purchased                                    16,779
    Securities sold under agreements to repurchase                810
Demand notes issued to the U.S. Treasury                        1,001
Trading liabilities                                            20,888
Other Borrowed money:
    With original maturity of one year or less                  6,505
    With original maturity of more than one year                  602
Mortgage indebtedness and obligations under capitalized
    leases                                                         18
Bank's liability on acceptances executed and outstanding        1,126
Subordinated notes and debentures                               3,411
Other liabilities                                               6,287

TOTAL LIABILITIES                                             134,388


                 EQUITY CAPITAL

Common stock                                                      620
Surplus                                                         4,524
Undivided profits and capital reserves                          2,724
Net unrealized holding gains (losses)
on available-for-sale securities                                 (241)
Cumulative foreign currency translation adjustments                 8

TOTAL EQUITY CAPITAL                                            7,635

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL                                 $142,023


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                         JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                         WALTER V. SHIPLEY      DIRECTOR
                         EDWARD D. MILLER       DIRECTOR
                         WILLIAM B. HARRISON    DIRECTOR